EXHIBIT 10.13

                              INVESTMENT CONTRACT

               Made and entered into on the 21st day of May 1996

                                    Between

              M.G.N. GAS AND PETROLEUM RESOURCES LTD.

              a public company registered in Israel for itself or for a company under its full control
              ["Magan"]

                                                              OF THE FIRST PART:

                                      And

              DAN OVERSEAS LTD.
              a company incorporated on the island of Jersey
              ["Dan"]

                                                             OF THE SECOND PART:

                                      And

              GAZIT HOLDINGS INC.
              a company incorporated in the State of Florida, United States ["Gazit"]

                                                              OF THE THIRD PART:

                                      And

              EQUITY ONE INC.
              a company incorporated in the State of Maryland, United States ["Equity"]

                                                             OF THE FOURTH PART:

                                      And

              A COMPANY IN FORMATION
              represented by Eli Makabi and Dori Segal
              ["the Other Company"]

                                                              OF THE FIFTH PART:

WHEREAS Equity wishes to allot shares and options to Magan in accordance with the provisions of this Contract; and

WHEREAS Magan wishes to acquire shares and options from Equity in accordance with the provisions of this Contract; and

WHEREAS Dan, Magan and Gazit are desirous of regulating the relationship between them as shareholders in Equity, all in accordance with the matters set forth in this Contract;

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           NOW THEREFORE IT IS DECLARED, AGREED AND STIPULATED BY THE
                              PARTIES AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATIONS

   1.1 In this Contract and in the appendices hereto the following terms will have the meanings set opposite them, provided that such meaning reconciles with the content or context:

        1.1.1 "DATE OF COMMENCEMENT OF VALIDITY" - the date on which this Contract will come into force in accordance with the provisions of Clause 13.7 below, if this Contract comes into force.

        1.1.2  "RELATED PARTIES" - Magan, Dan and Gazit.

        1.1.3 "THE MAGAN GROUP" - Magan and/or foreign subsidiaries which are wholly-owned by Magan, as Magan shall direct.

        1.1.4  "THE EQUITY GROUP" - Equity and its subsidiaries, jointly.

        1.1.5 "THE OPINION" - an opinion in regard to the value of the shares of Equity, which was prepared by Giza Economic Counseling and Financial Management [1988] Ltd. ["Giza"].

   1.2 The preamble to this contract and the appendices hereto constitute an integral part of the Contract.

   1.3 The dividing of the contract into clauses and the giving of headings to the clauses have been done as place-finders and solely for the sake of convenience, and no use shall be made thereof for purposes of interpretation.

2. REPRESENTATIONS BY EQUITY

   By its signature to this Agreement, Equity declares that:

   2.1 Its contracting under this Contract and the implementation of the provisions hereof fo not conflict with and/or run contrary to Equity's founding documents, to an agreement to which Equity is a party and/or to any obligation imposed on Equity, whether pursuant to an agreement or by operation of law. There is no legal or other bar to Equity's contracting under this contract.

   2.2 The registered capital of Equity is comprised of 10,000,000 ordinary shares of 1 US dollar par value each 5,000,000 preference shares of 1 US dollar par value each and 5,000,000 Excess shares of 1 US dollar par value each.

   2.3 The issued capital of Equity is 2,258,904 ordinary shares of 1 US dollar par value each, which are held by the shareholders mentioned in APPENDIX A to

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        this contract, in the quantities set forth in the aforesaid appendix. In addition Equity has allotted to some of its shareholders options Series
        A and Series B. The condition for the exercise of the aforeaid options and the list of persons who hold such options are set forth in APPENDIX
        B to this Contract.

   2.4 Entering into this Contract and the implementation of the provisions hereof will not prejudice Equity's classification as a REIT or its ability to benefit from being classified as an REIT in the future, in accordance with the provisions of the law in the United States prevailing at the date of signing of this Contract, provided that if all the parties to this Contract do not agree to the contrary, all Equity shares which are acquired pursuant to this Contract will be held by Magan's American subsidiary.

   2.5 All the data given by Equity to Giza for purposes of preparing the opinion are data which were checked and verified by Equity and were found to be correct.

   2.6 Equity's Memorandum and Articles of Association are attached to this Contract as APPENDIX C.

   2.7 The consolidated audited financial statements as at December 31, 1996 and the reviewed consolidated statements as at March 31, 1996 of Equity are attached to this contract as APPENDIX D AND E respectively. These statements were prepared in accordance with accepted accounting principals [US GAAP], and they fairly and properly reflect Equity's assets and liabilities at the dates mentioned therein, and Equity's business results for the periods mentioned therein. Since the date of the financial statements there has been no adverse material change in Equity's state of business.

   2.8 APPENDIX F, which is attached to this Contract, properly describes the real estate assets of the Equity Group.

   2.9 APPENDIX G, which is attached to this Contract, describes the material agreements to which the Equity Group is a party. Apart from the aforesaid agreements, the Equity Group is not bound by any contract or obligation likely to be considered as material.

   2.10 The charges over the assets of the Equity Group are correctly described in APPENDIX H which is attached to this Contract. Apart from the aforesaid charges, no other charges are imposed over the assets of the Equity Group.

   2.11 The pending lawsuits against the Equity Group are described in APPENDIX I which is attached to this Contract. Apart from the aforesaid lawsuits, the Equity Group is not a party to any legal proceedings, and it is not aware of any legal proceedings in which a third party is due to take action or threatens to take action against the Equity Group.

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   2.12 APPENDIX J, which is attached to this Contract, gives details of the transactions which the Equity Group has made with related parties in Equity.

   2.13 APPENDIX K to this contract gives details of the guarantees which Equity has given to secure the obligations of other parties.

3. REPRESENTATIONS BY MAGAN

   By its signature to this Contract, Magan declares that:

   3.1 Its contracting under this contract and the implementation of the provisions hereof do not conflict with and/or run contrary to Magan's founding documents, to an agreement to which Magan is a party and/or to any obligations imposed on Magan, whether pursuant to an agreement or by operation of law. there is no legal or other bar to Magan's contracting under this Contract.

   3.2 Magan's audit committee and the board of directors of Magan have approved Magan's entering into this contract and the purchase of the shares pursuant hereto. Copies of the minutes of the meeting at which the aforesaid resolutions were passed are attached to this Contract as APPENDIX L.

   3.3 Magan is aware that the other shareholders in Equity and Equity are likely to be deemed to be controlling shareholders in Magan, within the definition of this term under the Securities Regulations [Restrictions in regard to a Conflict of Interest between a Company and a Controlling Shareholder therein], 5754-1994. Magan has taken all the steps required for purposes of its contracting under this Contract.

   3.4 The effecting of the investment in the share capital of Equity in accordance with the provisions of this Contract has been approved pursuant to a personal permit from the Bank of Israel, a copy of which is attached to this Contract as APPENDIX M.

4. REPRESENTATIONS BY GAZIT AND DAN

   By their signatures to this contract, each of the companies Gazit and Dan separately declares that:

   4.1 The contractual arrangement under this Contract and the implementation of the provisions hereof are not in conflict with and/or contrary to its founding documents, to an agreement to which it is party and/or to any obligation imposed on it, whether pursuant to an agreement or by operation of law. There is no legal or other bar to its contracting under this Contract.

   4.2 Danbar Resources and Gazit will hold the shares of the Other Company in such matter that Gazit will hold shares representing 50.86% of the issued capital of the Other Company, while Danbar Resources will hold shares representing 49.14% of the issued capital of the Other Company.

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5. ALLOTMENT OF SHARES

   5.1  Equity will allot to a subsidiary of Magan (in accordance with Clause
        2.4 above) which Magan undertakes to form and establish up to Date of Commencement of Validity (in this Contract jointly - "Magan"), 1,000,000 ordinary shares of one US dollar par value each ["the Acquired Shares"]. After the allotment of the shares as aforesaid, the shares of Equity will be held by the shareholders mentioned in APPENDIX N to this Contract in the quantities mentioned in the aforesaid appendix. The above-mentioned shares will be alloted in the stages and at the times at which the consideration in respect thereof is paid, as more fully described in clause 5.3 below.

   5.2 At the time of each allotment, Equity will transfer to Magan a signed share certificate in the name of Magan, in respect of the Acquired Shares. Equity will take action to register Magan as the owner of the Acquired Shares in Equity's shareholders register, and in any other data base in which such registration is required.

   5.3  In consideration for the allotment of the shares as mentioned in Clause
        5.1 above, Magan will pay Equity an amount of 24,750,000 [twenty-four million seven hundred and fifty thousand] US dollars. The aforesaid amount will be paid by way of a bank transfer to Equity's bank account. Magan will pay each portion of the consideration mentioned in this Clause 5.3 where same has been increased at a rate of 9.7% in respect of each year [or at a pro rata lower rate in respect of portion of a year] reckoned as from December 10, 1995 until the date of actual payment. The amount in respect of each share will be reduced by the amount of the dividend per share which is distributed at any time from December 10, 1995 until the date of actual payment.

   5.4 The amount of the consideration will be paid by Magan in installments and at the times to be specified by Equity. Magan is granted the right to anticipate the date of payment of any installment, but not to defer such date.

        Notwithstanding the foregoing, Equity will not be entitled to demand payment of any such amount until after the Date of Commencement of Validity. After such date Equity will be entitled to demand payment of the consideration as aforesaid in one amount or in installments, at any time. Magan will be obliged to make payment of the consideration in accordance with Equity's demand within 14 days from the date it receives a written demand from Equity to do so, provided that Magan will not be deemed to have breached the provisions of this Contract if it pays an amount of 8,000,000 (eight million) dollars up to the end of 18 months from the date this Contract comes into force in accordance with the provisions of Clause 13.7 below, and in addition an amount of 6,000,000 (six million) dollars up to the end of 30 months from the date this Contract comes into force.

   5.5 At the time of signing of this Contract Magan will give Equity a loan in an amount of up to 5,000,000 (five million) dollars in accordance with a

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        demand from Equity, bearing interest at a rate of 7% per annum. The interest in respect of the aforesaid loan will be paid only on the date of repayment of the aforesaid loan, if this loan is repaid. Should this Contract come into force in accordance with the contents of Clause
        13.7 below, the amount of the loan will be treated as having been invested from the outset in the purchase of Equity shares, on the date the loan is given. In such event Equity will allot to Magan that portion of the allotted shares it is obliged to issue in respect of the aforesaid payment. Should this Contract be canceled in accordance with the provisions of Clause 13.7 below, Equity will repay the aforesaid loan, together with interest accrued thereon, within 30 months from the date on which Magan instructs it in writing to do so.

6. ALLOTMENT OF OPTIONS

   6.1  At the Date of Commencement of Validity, Equity will allot Magan
        200,000 options (Series B) in consideration for 1,760,000 (one million seven hundred and sixty thousand) US dollars, which will be paid by way of a bank transfer to Equity's bank account. The options (Series B) which are allotted in accordance with the foregoing will rank pari passu with the options (Series B) in Equity's capital. The conditions of the aforesaid options are set forth in Appendix "B" to this Contract.

   6.2 On the Date of Commencement of Validity, Equity will issue Magan with a signed letter of allotment in the name of Magan in respect of the options allotted as aforesaid.

7. APPOINTMENT OF DIRECTORS

   7.1 Dan, Gazit and the Other Company shall, with effect from the date on which Magan actually pays Equity the consideration due pursuant to this Contract on respect of 400,000 of the Acquired Shares and in respect of the options allotted pursuant to Clause 6.1 above ("THE DETERMINING DATE"), grant Magan a sole right to vote all their shares in Equity in connection with the appointment of directors in Equity, at least until May 2001 ["THE APPOINTMENT PERIOD"]. For purposes of the foregoing Dan, Gazit and the Other Company will, at the Determining Date transfer to Magan a power of attorney in the text attached to this Contract as APPENDIX "O", pursuant to which Magan, or its ubsidiary, alone will be entitled to vote the shares of Dan, Gazit and the Other Company at any general meeting of shareholders in Equity in connection with the appointment of directors in Equity.

   7.2 the Related Parties will take action to convene a general meeting of shareholders in Equity on or before June 20, 1996, for purposes of amending Equity's Articles of Association. The Related Parties will vote at the aforesaid general meeting in favor of passing a resolution for the amendment of Equity's Articles of Association in accordance with the matters set forth in APPENDIX "P" to this Contract.

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   7.3  Any prior agreement or accord which applied between the parties prior to the signing of this Contract, and which relates to the appointment of directors in Equity, will automatically be canceled on the Determining Date.

8. ESTABLISHMENT OF NEW CORPORATION

   The Related Parties will take steps for the establishment of a new corporation to be held jointly by Magan and the Other Company, which will be incorporated in the United States [in this Contract -"THE NEW CORPORATION"]. The rights in the New Corporation will be conferred on Magan and the Other Company in a manner whereby Magan will have 45% of the rights in the New Corporation and the Other Company will have 55% of the rights in the New Corporation. Magan will have the right to appoint 2 members to the board of directors of the New Corporation, and the Other Company will have the right to appoint 4 members to the board of directors of the New Corporation.

9. ALLOTMENT OF OPTIONS TO THE NEW CORPORATION

   9.1 Magan and the Other Company will, on the Determining Date, grant the New Corporation an option unlimited in time to oblige them to sell the New Corporation shares in Equity which are owned by them, in consideration for the grant of rights in the New Corporation, all in accordance with the matters specified below:

       9.1.1 Magan will grant the New Corporation an option to compel it to sell up to 900,000 ordinary shares of 1 dollar par value of Equity.

       9.1.2 The Other Company will grant the New Corporation an option to compel it to sell up to 1,100,000 ordinary shares of 1 dollar par value of Equity.

       The aforesaid shares will be transferred against the grant of rights in the New Corporation.

   9.2 The number of shares which will be obtained on the exercise of the option referred to in Clause 9.1 above will be subject to the adjustments required in every case of the issue of bonus shares or a rights issue by Equity, so that following such issue, the percentage which the exercise shares represent in the total shares forming part of the issued capital of Equity will not change.

   9.3 The New Corporation will be entitled to exercise the otion mentioned in Clause 9.1 at any time, by sending written notice to a party who has granted the option, at least 7 days prior to the date intended for exercise of the option. Should the New Corporation exercise an option granted to it by any of the parties, it shall be under obligation also to exercise, concurrently and in the same percentages, the options granted to it by the other party, in a manner whereby the ratio of the options exercised which were granted by a party out of the total options given by that party will be identical in respect of Magan and the Other Company.

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   9.4 As security for the fulfillment of their obligations pursuant to Clause
       9.1 above, Magan and the Other Company will lodge with a trustee to be agreed upon by the parties ("THE TRUSTEE") Equity shares and/or options of Series A or B for the purchase of such shares ("DEPOSIT SHARES") on a basis that Magan will lodge with the Trustee 900,000 Deposit Shares and the Other Company will lodge with the Trustee 1,100,000 Deposit Shares (collectively in this Contract-"THE BLOCKED SHARES").

       The parties undertake to deposit with the Trustee, at any time this is demanded by the New Corporation, amounts which will be sufficient in exercise the options they have lodged with the Trustee, in the event that they have lodged such options.

       Magan and the Other Company hereby irrevocable instruct the Trustee to act in respect of the Blocked Shares as follows:

       9.4.1 The parties will not be entitled to instruct the Trsutee to sell the Blocked Shares, in whole or in part, at any time whatsoever, unless they have received written approvals from Magan and the Other Company.

       9.4.2 Any dividend which is remitted to the Trustee in respect of the Blocked Shares shall be transfered by him, immediately upon receipt thereof, to the parties, in a manner whereby the amount of the dividend in respect of the shares lodged in trust will be transferred to each party.

       9.4.3 In the event that bonus shares are distributed in respect of the Blocked Shares, the Trustee shall also hold the bonus shares in trust on behalf of the shareholder who lodged with him the Blocked Shares in respect of which the bonus shares were received. All the provisions of this Clause 9.4 shall also correspondingly apply to any bonus shares which may be distributed as aforesaid.

       9.4.4 the Trustee shall not exercise any rights which are offered to him in connection with the Blocked shares, unless he receives a written instruction to do so from Magan and the Other Company.

       9.4.5 the Trustee shall transfer the Blocked Shares to the New Corporation, in the event that the New Corporation notifies him of the exercise of the option conferred on it in accordance with the provisions of Clauses 9.1 and 9.3 above, provided that the Trustee is satisfied that the New Corporation has complied with all the conditions set forth in Clauses 9.1 and 9.3 above in connection with the exercise of the aforesaid options.

   9.5 Should the New Corporation request to sell any quantity of Equity shares out of the shares which will be transferred to it following the exercise of the option as aforesaid, or if the Magan Group should wish to sell any quantity

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       of Equity shares, the New Corporation and/or Magan will be required to cause the entity seeking to purchase the shares from them to offer to the Other Company to sell such entity 600,000 Equity shares simultaneously [subject to adjustments in the case of a distribution of bonus shares, a rights issue or a stock split] ["THE OBLIGATION SHARES"], on the same conditions as the conditions of purchase of the shares from the New Corporation and/or the Magan Group. If such entity is not prepared to purchase all the shares offered by the New Corporation and/or the Magan Group as well as all the Obligation Shares, the parties will take steps in order first to sell the Obligation Shares and only thereafter the shares of the New Corporation and/or the Magan Group.
       The New Corporation and/or the Magan Group will act in accordance with this clause in every case they wish to sell Equity shares, even if, in previous instances in which they sold such shares, the Other Company waived its right to sell shares simultaneously in accordance with the foregoing.

   9.6 Should the New Corporation exercise the options mentioned in Clause 9.1 prior to the end of the Appointment Period, the New Corporation will give Magan, at the time of exercise of the option, an irrevocable power of attorney in the text prescribed in APPENDIX O to this Contract, pursuant to which a right will conferred on Magan to vote the aforesaid shares in favor of the appointment of its candidates as directors of Equity. The aforesaid power of attorney will remain in force at least until May 1, 2001.

   9.7 Equity will be entitled to object to the exercise of the option referred to in Clause 9.1 if, in its opinion, such exercise would prejudice Equity's status as a REIT.

10. GIVING OF LOANS

    Gazit, Dan, Equity and Magan wwill be entitled to grant one another loans in amounts of up to 3,000,000 (three million) dollars, for a period of up to 6 months. A party which receives such loans shall pay interest in respect thereof at the average rate of debit and credit interest at Bank Leumi le-Israel B.M. The shares of the parties in Equity shall be given as collateral security for repayment of any such loan, in a manner that a party will be entitled to receive a loan in an amount equivalent to the value of Equity's shares it puts up as collateral, on a basis that the value of such shares will be determined by multiplying the total number of shares by an amount of
    12.38 dollars per share.

11. REGISTRATION RIGHTS

    Equity will grant its shareholders "registration rights", all in accordance with the matters set forth in APPENDIX R to this Contract. The aforesaid Appendix R gives priority to the Other Company in respect of the sale of 600,000 Equity shares. In the case that this preferential right is exercised, the number of shares which are subject to the preferential right in accordance with Clause 9.5 above will be reduced.

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12. GRANT OF PUT OPTION

    Gazit and Dan will take steps for the cancellation of the Put Option granted to Mr. Doron Valero to sell to Equity shares of Equity which are owned by him. Gazit and Dan will indemnify Equity in respect of any amount Equity is called upon to pay by virtue of the non-compliance with their obligation to cancel the aforesaid option.

13. MISCELLANEOUS

    13.1 Upon the signing of this Contract, Clauses 5.2, 5.3 and 6 of the agreement signed on October 17, 1994 between Dan, Equity, Gazit and Magan pursuant to which purchased 530,000 Equity shares, will be canceled. In addition, at the time of signing of this Contract, Clauses 5 and 7 of an agreement dated January 22, 1993 between Dan, Equity and Gazit, pursuant to which Dan purchased 200,000 shares and 60,000 options of Equity, will be canceled.

    13.2 The parties will take all the other necessary steps (including the effecting of payments, bearing of expenses, signing of additional documents and production of any approval) which may be required for the inplementation and execution of this Contract in the letter and spirit hereof.

    13.3 Equity will furnish Magan, Dan, Gazit and the Other Company will all information and/or any document which may be required and will act to the best of its ability, in order to assist Magan in complying with reporting obligations and the other obligations imposed on it by virtue of it being a public company whose securities are traded on the Tel Aviv Stock Exchange Ltd. Without derogating from the generality of the foregoing, Equity will, at its expense, prepare and furnish Magan with financial statements required by Magan for purposes of consolidating the data of Equity in Magan's financial statements, all of which will be done at reasonable times and in a manner which will enable Magan to comply with its aforesaid obligations fully and punctually.

    13.4 The consent of any of the parties to deviate from any condition in this Contract in a particular instance, or a series of instances, will not consitute a precedent and no equivalent inference will be drawn from it in respect of any other instance in the future.

    13.5 Should any of the parties fail to enforce, or be late in enforcing, any of the rights conferred on it pursuant to this Contract and/or accordingly to law, in a particular instance or series of instances, this shall not be deemed to be a waiver of the aforesaid right or of any other rights.

    13.6 Notices in connection with this Contract shall be sent by registered post or facsimile or shall be delivered by hand according to the addresses of the parties set forth in this Contract [or any other address in regard to which appropriate written notice is given], and any such notice shall be deemed to

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         have been delivered to its destination at the earlier of the following times: upon the actual delivery thereof [or its being offered for delivery to the addressee, in the case of a refusal to accept delivery], or after the elapse of three [3] business days from the date on which it was delivered for posting by registered post.

    13.7 This Contract will come not force only if and when Magan receives an amount of at least NIS 20,000,000 as the net consideration in respect of shares it will issue. Should Magan not receive such amount of consideration on or before September 30, 1996, this Contract will be canceled. Notwithstanding the foregoing, the provisions of Clause 5.5 above in regard to the giving of a loan to Equity by Magan and the repayment of the loan will remain in force even if the provisions of this Contract are canceled. Magan will do its best to ensure that the issue of securities is in a manner which makes it possible for this Contract to come into force in the manner described above.

    13.8 The provisions of this Contract shall be deemed to be mutual and reciprocal provisions.

    13.9 The validity of this Agreement is conditional upon its being duly approved by a general meeting of shareholders of Gazit Inc.

             IN WITNESS WHEREOF THE PARTIES HAVE HEREUNTO SIGNED ON
                          THE DATE FIRST AFOREWRITTEN

             (-)                                               (-)
-----------------------------                      ---------------------------
  Magan Gas and Peetroleum                               Equity One Inc.
       Resources Ltd.

             (-)                                               (-)
-----------------------------                      ---------------------------
     Gazit Holdings Inc.                                Dan Overseas Ltd.

             (-)
-----------------------------
      The Other Company
   Company being formed by
  Eli Makabi and Dori Segal

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